Exhibit 99.1

Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Great Plains Energy Incorporated (the "Company") for the annual period ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Bernard J. Beaudoin, as Chairman of the Board, President and Chief Executive Officer of the Company, and Andrea F. Bielsker, as Senior Vice President - Finance, Chief Financial Officer and Treasurer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his or her knowledge:

      (1)      The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2)      The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/Bernard J. Beaudoin
Name: Bernard J. Beaudoin
Title: Chairman of the Board, President and Chief Executive Officer
Date: February 28, 2003

/s/Andrea F. Bielsker
Name: Andrea F. Bielsker
Title: Senior Vice President - Finance, Chief Financial Officer and Treasurer
Date: February 28, 2003

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.